SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                DECEMBER 5, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     Halliburton Company announces that on December 5, 2001, a jury in Baltimore, Maryland returned verdicts against its subsidiary, Dresser
Industries, Inc., and other defendants following a trial of several weeks involving asbestos claims. Each of five plaintiffs alleged exposure to Harbison-Walker Refractories products. Dresser's portion of the verdicts totals $30 million. Dresser believes that the trial court committed numerous errors, and that the trial evidence did not support the verdicts. Dresser intends to challenge the verdicts by post trial motion and, if those motions are not successful, to pursue an appeal aggressively.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HALLIBURTON COMPANY




Date:    December 6, 2001           By: /s/ Susan S. Keith
                                       ------------------------------------
                                            Susan S. Keith
                                            Vice President and Secretary





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